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                                                                   EXHIBIT 99.3

                       NOTICE OF GUARANTEED DELIVERY FOR

    OFFER TO EXCHANGE NEWLY ISSUED         OFFER TO EXCHANGE NEWLY ISSUED


       4.90% EXCHANGEABLE SENIOR              4.95% EXCHANGEABLE SENIOR
          DEBENTURES DUE 2008                    DEBENTURES DUE 2008

                  OF                                     OF

           PENNZOIL COMPANY                       PENNZOIL COMPANY

     FOR A PORTION OF OUTSTANDING           FOR A PORTION OF OUTSTANDING

      6 1/2% EXCHANGEABLE SENIOR             4 3/4% EXCHANGEABLE SENIOR
          DEBENTURES DUE 2003                    DEBENTURES DUE 2003



  Registered holders of 6 1/2% exchangeable senior debentures due 2003 (the "6 1/2% Debentures") of Pennzoil Company, a Delaware corporation (the "Company" or "Pennzoil") who wish to tender any such 6 1/2% Debentures in exchange for new 4.90% exchangeable senior debentures due 2008 of the Company (the "New 4.90% Debentures") and registered holders of 4 3/4% exchangeable senior debentures due 2003 (the "4 3/4% Debentures" and, together with the 6 1/2% Debentures, the "Old Debentures"), who wish to tender any such 4 3/4% Debentures in exchange for new 4.95% exchangeable senior debentures due 2008 (the "New 4.95% Debentures") of the Company, on the terms and subject to the conditions set forth in the Prospectus of the Company, dated July 1, 1998 (the "Prospectus"), and the related Letters of Transmittal, and whose Old Debentures are not immediately available or who cannot deliver their Old Debentures and the respective Letters of Transmittal (and any other documents required by the Letters of Transmittal) to Chase Bank of Texas, National Association (the "Exchange Agent") prior to the Expiration Dates (as defined in the Prospectus), may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "The Exchange Offers--Procedures for Tendering" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER:

                   CHASE BANK OF TEXAS NATIONAL ASSOCIATION

         By Hand or Overnight                               By Mail:
               Courier:                             (registered or certified
  c/o Chase Bank of     Chase Texas Trust Company       mail recommended)
       Texas,            55 Water Street, North         Chase Bank of Texas,
National Association,           Building                National Association,
  Corporate Trust       Room 234, Windows 20 & 21     Corporate Trust Services
  Service  or           New York, New York 10041            P.O. Box 2320
 1201 Main, 18th Floor                                Dallas, Texas 75221-2320
  Dallas, Texas 75202

                                Facsimile Number:
                       (For Eligible Institutions Only)

                                (214) 672-5746

                             Confirm by Telephone:

                                (214) 672-5678

  Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letters of Transmittal for the guarantee of signatures.
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  The undersigned hereby tenders the aggregate principal amount at maturity of
Old Debentures indicated below, upon the terms and subject to the conditions contained in the Prospectus, dated July 1, 1998, of the Company, receipt of which is hereby acknowledged.

                    DESCRIPTION OF OLD DEBENTURES TENDERED

Aggregate Principal Amount at Maturity of 6 1/2% Debentures:$

Aggregate Principal Amount at Maturity of 4 3/4% Debentures:$

Certificate Number(s) (if available): ___________________
                          -------------------------------

  Unless otherwise indicated, the undersigned will be deemed to have tendered the entire aggregate principal amount at maturity of Old Debentures held for the account of the undersigned.

Address(es):_____________________________________________
     ------------------------------------------------

Area Code and Telephone Number: _________________________

Signature(s):____________________________________________
     ------------------------------------------------

If Old Debentures will be delivered by book-entry transfer to The Depository Trust
Company, provide account number.

Account Number:_________________________________________

The undersigned has a net long position in Old Debentures or equivalent securities at least equal to the Old Debentures described above (that will be delivered within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery) within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency, or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Debentures, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:________________________     -------------------------------------
Address:_____________________________            (Authorized Signature)
    -------------------------------       -------------------------------------
    -------------------------------       Name: _______________________________
          (Include Zip Code)                       (Please type or print)
Area Code and Telephone Number: _____     Title: ______________________________
Date: _______________________________

  NOTE: DO NOT SEND CERTIFICATES OF OLD DEBENTURES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES OF OLD DEBENTURES SHOULD BE SENT WITH YOUR LETTERS OF TRANSMITTAL.

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